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EXHIBIT 10.7

                              PUYALLUP VALLEY BANK
                    SUPPLEMENTAL RETIREMENT BENEFIT AGREEMENT



        THIS AGREEMENT is dated to be effective as of the first day of January 2000, by PUYALLUP VALLEY BANK, the Employer, and Roy W. Thompson, the Employee. In consideration of the mutual benefits set forth herein, it is hereby agreed as follows:

                                   I. PURPOSE

        Puyallup Valley Bank desires to retain the services of Roy W. Thompson as Credit Administrator of Puyallup Valley Bank. In order to provide an incentive for the Employee's continued employment, Puyallup Valley Bank has agreed to provide Roy W. Thompson with the supplemental retirement benefits set forth under the terms of this Agreement. All such benefits set forth herein are in addition to any other retirement benefits that are not specifically included herein.

                                 II. DEFINITIONS

        The principle definitions to apply in construing and interpreting this Agreement are as follows:

        2.01 Agreement: This plan of deferred compensation and other benefits as set forth under the terms of this document.

        2.02 Beneficiary: The Employee's surviving spouse or, if no spouse is surviving, the Employee's designee or designees.

        2.03 Board: The Board of Directors of Puyallup Valley Bank.

        2.04 Cause: As referred to herein, the term "termination for cause" shall be limited to termination of the Employee's employment with the Employer as a result of the Employee's:

                (a) Failure to diligently perform the duties of employment or directions of the Employer's Board after written notice specifying the exact nature of the failure being given to the Employee with the Employee failing to correct the failure within a period of thirty (30) days following the Employee's receipt of that written notice; provided, however, that the Board may not, in the event of a Change of Control, materially alter the Employee's present duties without the consent of the Employee; and, provided further, that failure to diligently perform duties or directions as set forth in this Section 2.04(a) shall not constitute "cause" for a period of twelve (12) months following the effective date of any Change of Control;


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EXHIBIT 10.7



               (b) Conviction of or entry of a plea of guilty to any crime involving a breach of any fiduciary obligation that the Employee may owe to the Employer or its shareholders by virtue of the Employee's position as an employee of the Employer or a failure to comply with any law, rule or regulation related to the operations of the Employer's business or order of any governmental agency having jurisdiction over the Employer without having a reasonable basis for contesting or opposing such law, rule, regulation or order; or

               (c) Commission of any act constituting misrepresentation, fraud, deception, immorality, breach of ethics or other act tending to injure the Employer's business, reputation or good will and including, but not limited to, the use of illegal drugs or abuse of alcohol.

        2.05 Change in Control: (a) The purchase or other acquisition by any person, entity or group of persons as defined under the provisions of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Act" herein), or any comparable successor provisions thereof, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Act of more than fifty percent (50%) of either the outstanding shares of common stock or the combined voting power of the Employer's then outstanding voting securities entitled to vote generally;
(b) the approval by the stockholders of the Employer of a reorganization, merger or consolidation with respect to which persons who were stockholders of the Employer immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power of the Employer's then outstanding securities entitled to vote generally; (c) a liquidation or dissolution of the Employer; (d) the sale of all or substantially all of the Employer's assets; or (e) a change in the membership of the Board such that those individuals who at the beginning of any twelve (12) consecutive month period cease to constitute a majority thereof for any reason within that twelve (12) month period.

        2.06 Contract Period: The period of the Employee's employment with the Employer from the effective date of this Agreement through the date on which the Employee's service with the Employer terminates.

        207 Employee: Roy W. Thompson, Senior Vice President-Credit
Administrator.

        208 Employer: Puyallup Valley Bank.

        2.09 Total Disability: The term "total disability" shall be defined as a medically determinable physical or mental impairment which, in the Employer's determination after consultation with a least two (2) physicians licensed to practice medicine in the state of Washington, results in the Employee's inability to perform the substantial and material duties of his position with the Employer.


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EXHIBIT 10.7


                                  III. BENEFITS

        3.01 Deferred Compensation: The Employer shall create a special account on its books and records and shall credit the sum of Fifteen Thousand and No/100 Dollars ($15,000.00) per year to that account beginning January 1, 2000, by notation for a period of Five (5) years as follows:

                          2000        $15,000.00
                          2001        $15,000.00
                          2002        $15,000.00
                          2003        $15,000.00
                          2004        $15,000.00

The sums deemed to be so contributed shall be invested in notational form in securities or other investments that are consistent with the manner in which the Employer invests its deposits and other properties in the normal course of its business.

        3.02 No Funding: The Employer intends to make payments to this account by notation only for purposes of calculating the amount of the benefit to be paid hereunder, neither the Employee nor the Beneficiary has any right against any such account nor with respect to any asset or assets in which the account is theoretically invested. All such accounts or assets are theoretical in nature only and do not constitute general assets of the Employer. The benefits payable to the Employee and the Beneficiary hereunder do, however, constitute an unsecured claim against the general assets of the Employer.

        3.03 Distribution of Account: Distributions of the account maintained for the Employee under this Agreement shall be made in accordance with the following:

        (a) Full Distribution of Account Balance: The Employer shall pay to the Employee, or to the Beneficiary if the Employee is disabled or not then living, the full amount of the account balance held hereunder for the benefit of the Employee as valued on the last date of the Contract Period as a result of:

               (i) The Employee's total disability of death;

               (ii) The Employee's termination of service within a period of twelve (12) months following a Change of Control. If the Employee terminates service after the lapse of a period of twelve (12) months following a Change of Control, the provisions of Paragraph 3.03(b)(ii) shall control to require a forfeiture of the account balance;

               (iii) In the event of a Change of Control, a material change in the scope of the Employee's duties with diminished responsibility;

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EXHIBIT 10.7

               (iv) In the event of a Change of Control, a relocation or transfer of the Employer's principal place of business that is more than thirty
(30) miles from the Employee's principal place of residence unless the Employee consents to such relocation; or

               (v) The Employer's termination of the Employee's service without cause at any time.

               (vi) Completion of the five- (5) year term following the date of this Agreement.

               (vii) In the event the Employee terminates as provided and there is a balance of the five (5) years remaining, the balance will be added to the pool for David H. Brown, as originally stated under his contract of January 1997.

        (b) Forfeiture of Account Balance: The Employee and The Beneficiary shall completely forfeit the full amount of the account balance held hereunder for the benefit of the Employee as valued on the last date of the Contract Period as a result of:

               (i) The Employer's termination of the Employee's service for cause prior to the fifth anniversary date of this Agreement. If the Employer terminates the Employee's service for cause after the fifth anniversary date of this Agreement, the Employee shall be entitled to receive the full amount of the account balance maintained for the Employee under this Agreement; or

               (ii) the Employee's termination of service with the Employer prior to the fifth anniversary date of this Agreement unless such termination is within a period of twelve (12) months following a Change of Control. In that latter event, the Employee shall receive a full distribution of the entire amount that would have been credited to the account referred to in Paragraph
3.01 had the Employee's employment with the Employer continued for the five (5) year term specified under that Paragraph together with all earnings and accruals related thereto through the date on which the termination of service occurs.

        3.04 Not Salary: Any sums accounted for as being set aside for purposes of providing benefits hereunder shall not be deemed to be salary or other compensation paid to the Employee for purposes of computing benefits to which the Employee may be entitled under any other pension, profit sharing or other benefit arrangement maintained by the Employer for the benefit of employees.

                          IV. MISCELLANEOUS PROVISIONS

        4.01 No Amendment: This Agreement may not be amended, in whole or in part, without the prior written consent of all of the parties hereto nor without the prior written consent of the Beneficiary if the Beneficiary is then receiving benefits under the terms of this Agreement.

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EXHIBIT 10.7

        4.02 No Assignment: Neither the Employee nor the Beneficiary may assign, transfer or pledge any benefits under the terms of this Agreement. Any attempt to so assign, transfer or pledge any benefits hereunder is void.

        4.03 Binding Effect: This Agreement is binding upon and shall inure to the benefit of the parties hereto, the Beneficiary and their respective successors, heirs, and legal representatives.

        4.04 Governing Law: The laws of the State of Washington shall determine all questions arising with respect to the interpretation of the provisions of this Agreement except to the extent that such laws are superseded by federal law.

        4.05 No Guarantee of Employment: Nothing contained in this Agreement, nor the obtaining of any asset or assets by the Employer for purposes of providing benefits hereunder, nor the payment of any benefit due hereunder, shall give the Employee or the Beneficiary any right to continued employment with the Employer except as may otherwise be expressly provided by separate Agreement.

        4.06 Severability: If any provision of this Agreement is deemed to be null and void by a court of competent jurisdiction, the remaining provisions shall nevertheless remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

PUYALLUP VALLEY BANK



By: /S/ THOMAS R. ABSHER                       /S/ ROY W. THOMPSON
   -------------------------------------       ---------------------------------
Its:  Chairman of the Board of Directors       Roy W. Thompson         Employee
    ------------------------------------
                               Employer


                                CONSENT OF SPOUSE

                I, the undersigned spouse of the Employee, hereby affirm that I have read and understand the terms and conditions of the Agreement as set forth above and further agree to be bound by the terms thereof.



                                               /S/ ROSALIND R. THOMPSON
                                               ---------------------------------
                                               Rosalind R. Thompson


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